999 18th Street, Suite 3000
Denver, CO 80202
Tel:	(303) 357-4802
Fax:	(303) 893-2902

Highbury Financial Inc. Announces Suspension of Units and Warrants

DENVER, CO, January 22, 2010 - Highbury Financial Inc. (“Highbury”) (OTCBB: HBRF, HBRFW, HBRFU) today announced that it has been advised by the Financial Industry Regulatory Authority that the Highbury units (the “Units”), each consisting of one share of common stock of Highbury and two warrants, each warrant to purchase one share of common stock of Highbury (the “Warrants”), and the Warrants have been suspended from the OTCBB.  The Units and Warrants have been suspended from the OTCBB due to the expiration of the Warrants which will occur at 5 p.m. New York City time on January 25, 2010. As a result, there will be no purchases of Units after such suspension and any beneficial owner of Units seeking to execute a sale transaction must instruct his or her broker to instruct the record owner of the Units to inform the transfer agent to separate the common stock and warrants underlying the Units and execute a sale transaction of the common stock only.

Where to Find Additional Information

Affiliated Managers Group, Inc. (“AMG”) has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register with the SEC the AMG common stock to be issued to Highbury stockholders in connection with the proposed merger.  The preliminary proxy statement/prospectus that is a part of that registration statement constitutes a prospectus of AMG, in addition to being a proxy statement of Highbury for the special meeting to approve the merger.  Highbury intends to mail a definitive proxy statement and other relevant documents to Highbury stockholders when available. Stockholders of Highbury and other interested persons are advised to read, when available, Highbury’s definitive proxy statement in connection with Highbury’s solicitation of proxies for the special meeting to be held to approve the merger because it will contain important information about AMG, Highbury and the proposed merger. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the merger. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available, at the SEC's Internet site at http://www.sec.gov or by directing a request to: Highbury Financial Inc., 999 18th Street, Suite 3000, Denver, CO 80202, Attention: Corporate Secretary, Tel: (303) 357-4802.

Highbury and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from Highbury’s stockholders in connection with the special meeting to be held to approve the merger. Additional information concerning Highbury’s directors and executives officers, including information regarding Highbury’s directors’ and officers’ beneficial ownership of Highbury common stock and preferred stock, will be included in the definitive proxy statement filed with the SEC.

Cautionary Statements Regarding Forward-Looking Statements

Certain statements in this communication regarding Highbury, and other statements relating to future results, strategy and plans of Highbury (including certain projections and business trends, and statements which may be identified by the use of the words “may”, “intend”, “expect” and like words), constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties.  For Highbury, factors include, but are not limited to: (i) developments beyond Highbury’s control, including but not limited to changing conditions in global financial markets generally and in the equity markets particularly, and a decline or a lack of sustained growth in these markets which may result in decreased advisory fees or performance fees and a corresponding decline (or lack of growth) in Highbury’s operating results and cash flow, (ii) the operating results and expenses of Highbury and its wholly owned subsidiary, Aston Asset Management LLC, (iii) the possibility of disruption from the proposed merger between Highbury and AMG, making it more difficult to maintain business and operational relationships, (iv) competition and consolidation within the asset management industry, (v) the possibility that the proposed merger between Highbury and AMG does not close, including but not limited to, due to the failure to satisfy the closing conditions, and (vi) legal or regulatory proceedings, including but not limited to litigation arising out of the proposed merger with AMG, or other matters that affect the timing or ability to complete the proposed merger as contemplated.  Additional information on other factors that may cause actual results and Highbury’s performance to differ materially is included in Highbury’s periodic reports filed with the SEC and the risk factors disclosed in the proxy statement/prospectus on Form S-4 filed by Highbury and AMG in connection with the proposed merger. Copies may be obtained by contacting Highbury or at the SEC’s web site at http://www.sec.gov. Highbury cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and Highbury undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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